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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2004 in the Registration Statement (Form S-1 No. 333-             ) and related Prospectus of BlueLinx Holdings Inc. dated September 2, 2004.

Atlanta, GA

/s/ Ernst & Young LLP

August 30, 2004

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Consent of Independent Registered Public Accounting Firm